UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-13990	54-1589611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia	23235-5153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2004, LandAmerica Financial Group, Inc. adopted a revised form of Change of Control Employment Agreement (the “Agreement”), and entered into an Agreement with each of two executive officers, Melissa A. Hill, Executive Vice President – Production Resources, and Glyn J. Nelson, Executive Vice President – Direct Services, dated October 27, 2004.

The form of Agreement generally provides that if the executive officer is terminated other than for cause within three years after a change of control of the Company, or if the executive officer terminates his or her employment for good reason within such three-year period or voluntarily during the 30-day period following the first anniversary of the change of control, the executive officer is entitled to receive “severance benefits.” Severance benefits include a lump sum severance payment equal to up to three times the sum of the executive officer’s base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits and, under the Agreement, an additional payment to compensate the executive officer for certain excise taxes imposed on certain change of control payments.

The Company believes that each Agreement benefits the Company and its shareholders by securing the continued service of key personnel and by enabling management to perform its duties and responsibilities without the distracting uncertainty associated with a change of control.

The previous form of the Agreement provided for an initial three-year change of control period commencing on the date of execution of the Agreement, with an automatic annual renewal on each anniversary date for an additional three-year period, unless earlier terminated. The Agreement, as revised, provides that this change of control period will end on December 31, 2006, unless earlier terminated. There were no other changes.

The Company expects that existing change of control employment agreements with the Company’s executive officers will be terminated on or about December 31, 2006. The Company currently anticipates that executive officers of the Company will receive replacement agreements in the form of the Agreement at that time.

The full text of the Agreement, as revised, is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 27, 2004, the Company adopted amended and restated Bylaws (the “Bylaws”). The amendments to the Bylaws eliminate the former requirement that the Chairman of the Board shall be the Chief Executive Officer of the Company. The amendments also make corresponding revisions in other sections of the Bylaws to effect the separation of the two officer positions in connection with the governance and management of the Company. The purpose of the amendments was to facilitate the senior management changes reported in Item 8.01 below. As provided by Section 4.1 of the Bylaws, any person may hold more than one officer position unless specifically prohibited by law.

The full text of the amended and restated Bylaws is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.

Item 8.01 Other Events

On October 27, 2004, the Board of Directors of the Company approved the following changes in the Company’s management:

•

Effective January 1, 2005, Theodore L. Chandler, Jr., the Company’s President and Chief Operating Officer, will replace Charles H. Foster, Jr. as the Company’s Chief Executive Officer. Mr. Foster will remain Chairman of the Board of the Company, and Mr. Chandler will retain the title of President. At the time of this transition, the Company and Mr. Foster will enter into an employment agreement, and Mr. Chandler will receive an award of 5,800 shares of restricted common stock and 4,200 cash units under the Company’s 2000 Stock Incentive Plan.

•

Effective December 17, 2004, Janet A. Alpert will retire as Vice Chairman of the Board of Directors of the Company. The Company is not expected to name a replacement Vice Chairman. Ms. Alpert will remain a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
3.1	Bylaws of the Company, as amended and restated October 27, 2004.

10.1	Form of Change of Control Employment Agreement, effective as of October 27, 2004, with Schedule of Executive Officers and Multiplier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: October 27, 2004	By:	/s/ G. William Evans
G. William Evans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of the Company, as amended and restated October 27, 2004.

10.1	Form of Change of Control Employment Agreement, effective as of October 27, 2004, with Schedule of Executive Officers and Multiplier.